UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2005

SCHNITZER STEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-22496 (Commission File Number)	93-0341923 (IRS Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of principal executive offices)	97296-0047 (Zip Code)

Registrant’s telephone number including area code:   (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 13, 2005, Schnitzer Steel Industries, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Don Hamaker, who was appointed President of the Company’s Metals Recycling Business and a Vice President of the Company. The Agreement has a term of three years, beginning on September 6, 2005 and ending on September 6, 2008. Mr. Hamaker will receive compensation of $500,000 per annum, will be eligible to participate in the Company’s Economic Value Added bonus program and will be eligible for consideration in the Company’s Long-Term Incentive Program that is currently under development. Beginning in June 2006, Mr. Hamaker will be eligible for consideration in the Company’s annual salary review program pursuant to which his salary may increase. The Company will also pay out 50% of the Economic Value Added bonus that Mr. Hamaker earned in 2005 (“2005 EVA bonus”) while with his former employer, Hugo Neu Corporation (“HNC”), which Mr. Hamaker estimates to be $470,000. In the event the remaining 50% of Mr. Hamaker’s 2005 EVA bonus is not paid by HNC, the Company will pay out this amount as well. In addition, on or about October 15, 2005, Mr. Hamaker will receive a grant of restricted stock or options (or its economic equivalent) in the amount of $800,000. Mr. Hamaker will be granted an auto allowance of $800 per month and a Company gas card. Mr. Hamaker’s business related travel will be paid for, or reimbursed, by the Company, including airfare, hotel accommodations and meals. The Company will also assist Mr. Hamaker with his relocation and he will receive certain benefits. If Mr. Hamaker’s employment is terminated (unless for cause) he will be eligible for the following severance payments so long as he does not accept employment with a competitor to the Company during the full year he is receiving compensation from the Company: (i) one full year of compensation at his then-current base salary, (ii) one full year of an average of his Economic Value Added bonus for the prior three years and (iii) medical, dental and vision coverage at his then-current enrollment through the end of that calendar year paid by the Company. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01.    Other Events

On September 16, 2005, the Company announced the appointment of Mr. Hamaker to the newly created position of President of the Company’s Metals Recycling Business and as a Vice President of the Company, and the appointment of Pat Christopher as a Vice President of the Company with responsibility for the Company’s newly acquired east coast metals recycling facilities, including those which will be acquired as a result of the separation of the Hugo Neu/Schnitzer joint venture. A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

10.1	Employment Agreement, dated September 13, 2005, between Don Hamaker and Schnitzer Steel Industries, Inc.

99.1	Press Release of Schnitzer Steel Industries, Inc. issued on September 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Date: September 19, 2005	By:	/s/ John D. Carter
John D. Carter
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated September 13, 2005, between Don Hamaker and Schnitzer Steel Industries, Inc.

99.1	Press Release of Schnitzer Steel Industries, Inc. issued on September 16, 2005.